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                                                                      Exhibit 11

                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
       THREE MONTHS AND SIX MONTHS ENDED JUNE 28, 1997 AND JUNE 29, 1996

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
                                              THREE MONTHS ENDED                        SIX MONTHS ENDED
                                          June 28, 1997     June 29, 1996          June 28 1997     June 29, 1996
                                          -------------     -------------          ------------     -------------
Primary Earnings Per Share:
--------------------------

Net income                                  $15,904,000       $13,081,000           $29,785,000       $25,361,000
                                            -----------       -----------           -----------       -----------


Weighted average common
  shares outstanding                         16,490,000        16,534,000            16,490,000        16,534,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                              72,000            50,000                63,000            12,000
                                              ---------        ----------             ---------        ----------

Total weighted average common and
  common share equivalents                   16,562,000        16,584,000            16,553,000        16,546,000

Primary earnings per common share                 $0.96             $0.79                 $1.80             $1.53



Fully Diluted Earnings Per Share:
--------------------------------

Net income                                  $15,904,000       $13,081,000           $29,785,000       $25,361,000
                                            -----------       -----------           -----------       -----------


Weighted average common
  shares outstanding                         16,490,000        16,534,000            16,490,000        16,534,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                              78,000            65,000                76,000            25,000
                                              ---------        ----------               -------        ----------

Total weighted average common and
  common share equivalents                   16,568,000        16,599,000            16,566,000        16,559,000

Fully diluted earnings per common share           $0.96             $0.79                 $1.80             $1.53





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